Contact:	Charles Lambert
Finance Director
Medical Properties Trust
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS FIRST QUARTER 2008 RESULTS
Increases Portfolio by 33%;
Further Improves Tenant and Geographic Diversification
          Birmingham, Ala., May 8, 2008 — Medical Properties Trust, Inc. (NYSE: MPW) today announced its operating and other results for the quarter ended March 31, 2008.
HIGHLIGHTS
•	Agreed to acquire 20 healthcare properties for $357 million, of which 17 have already closed, to result in substantial improvements to portfolio scale, credit quality, tenant and geographic diversification;

•	Agreed to the sale of three Vibra facilities, which closed on May 6, to provide cash proceeds of $105 million for reinvestment and decrease the level of Vibra assets to 10% of the total portfolio (from 34% at the beginning of 2007);

•	Completed offerings of 12,650,000 shares of common stock (approximate net proceeds of $129 million) and exchangeable notes (approximate net proceeds of $79 million);

•	Posted first quarter funds from operations (“FFO”) of $0.29 per diluted share, a 26% increase over the prior year;

•	Paid the first quarter dividend of $0.27 per common share on April 11, 2008 that was declared on February 28, 2008;

•	Improved the dividend payout ratio to 90% of adjusted FFO for the first quarter, with adjusted FFO of $0.30 per share;

•	Increased net income by 10% to $11.2 million.
     Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer, commented on the transactions announced during the first quarter, “When these are completed, MPT will have 20 additional properties in 12 new states, seven new tenants, approximately $357 million in assets new to MPT, and approximately $33 million in annual incremental rental income.” Moreover, Aldag pointed out that Vibra and Prime assets will represent only 10% and 29%, respectively, of MPT’s total investments, and no single property will represent more than 6% of the Company’s total investments. As of today, the Company has completed the acquisition of 17 of the 20 additional properties and has completed the sale of the three Vibra properties. As previously announced, the Company also expects to acquire between $12 and $50 million of new assets to be leased to Vibra.
     Aldag further described the expected results of the transactions, “The primary goal we considered as we evaluated these transactions was to strengthen the overall quality of our portfolio and we have clearly accomplished that. Also important is that subsequent to these transactions, MPT is not only much bigger and therefore in a better position to source and finance additional growth opportunities, but we now have additional relationships with several highly respected hospital operators that we are hopeful will lead to additional investment opportunities.”
OPERATING RESULTS
          FFO for the first quarter was approximately $15.3 million ($0.29 per share) compared to $9.9 million ($0.23 per share) for the corresponding period in 2007.
          Net income for the quarter was approximately $11.2 million ($0.21 per share) compared to $10.2 million ($0.24 per share), which included a gain on sale of $4.1 million ($0.10 per share), for the first quarter of 2007.
          On May 6, 2008 MPT completed the sale of three Vibra properties for $90 million in cash, recognizing a second quarter gain on the sale of approximately $9.4 million. In addition, Vibra also paid to MPT approximately $7 million as an early termination fee and made an unscheduled $8 million prepayment on its 2004 acquisition loan from MPT; the loan has a current balance of approximately $21 million. MPT wrote off approximately $9.4 million in related straight-line rent receivables upon completion of the sales. Vibra also agreed to another principal prepayment of $2 million prior to August 2011.
FUTURE OPERATIONS
          As of May 8, 2008, MPT has acquired $306.2 million of $357.6 million of healthcare real estate pursuant to the recent portfolio acquisition agreement. The remaining assets are expected to be acquired within 30 days. In addition, MPT expects to acquire within 30 days a long term acute care hospital facility for approximately $12 million that will be leased to Vibra. Upon completion of these acquisitions, MPT expects to have real estate investments of approximately $938 million in owned healthcare real estate, $185 million in real estate and related mortgage loans, and $76 million in other income investments. The annualized weighted average cash yields through the remainder of 2008 are approximately 10.1%, 9.6% and 10.2%, respectively.
          MPT expects to complete the pending acquisitions with a combination of cash and borrowings under its credit facilities. Subsequent to completion of the acquisitions, MPT’s expected borrowings will total approximately $545 million, of which $339 million is expected to have an average fixed rate of approximately 7.6% and $206 million is expected to have variable rates that average approximately 1.8% in excess of certain LIBOR measures.
          The Company reported general and administrative expenses for the quarter of approximately $4.4 million, which includes approximately $1.9 million in non-cash share-based compensation expense. MPT management does not expect quarterly general and administrative expenses for the remainder of 2008 to fluctuate materially compared to the first quarter amounts.
          Based solely on the expected portfolio, debt, and expense profile the Company described, management expects an annualized FFO run-rate of approximately $1.16 per diluted share. Based on management’s near term acquisition plans, for which there is no assurance of completion, annualized FFO is expected to approximate $1.21 per diluted share. The FFO run rate is expected to increase based on the amount, timing and terms of acquisitions to be completed during 2008 and beyond. The estimate could decrease if tenants are unable to pay rent and interest in accordance with the terms of their agreements, if the Company sells income assets without promptly reinvesting the sales proceeds, and if general and administrative costs increase. Interest rate fluctuations on the Company’s variable rate debt may also cause the in-place run rate to increase or decrease.
CONFERENCE CALL AND WEBCAST
          The Company has scheduled a conference call and webcast for Thursday, May 8, 2008 at 11:00 a.m. Eastern Time in order to present the Company’s performance and operating results for the quarter ended March 31, 2008. The dial-in number for the conference call is 800-638-4817 (U.S.) and 617-614-3943 (International), and the passcode is 49725303. Participants may also access the call via webcast at www.medicalpropertiestrust.com. A dial-in and webcast replay of the call will be available shortly after completion of the call. Callers may dial (888) 286-8010 (U.S.) or (617) 801-6888 (International), and use passcode 12732592 for the replay.
About Medical Properties Trust, Inc.
          Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements, which include statements including, but not limited to, concerning the payment of future dividends, if any, completion of projects under development, acquisition of healthcare real estate, completion of additional debt arrangements, the capacity of the Company’s tenants to meet the terms of their agreements, the level of general and administrative expense, additional investments, the timing of Vibra’s debt repayment, net income per share and FFO per share in 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those express in or underlying such forward-looking statements, including without limitation: national and economic, business, real estate and other market conditions; the competitive environment in which the Company operations; the execution of the Company’s business plan; financing risks; the Company’s ability to attain and maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2007. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$568,441,431	$568,552,263
Real estate held for sale	80,843,153	81,411,362
Mortgage loans	185,000,000	185,000,000

Gross investment in real estate assets	834,284,584	834,963,625
Accumulated depreciation and amortization	(18,276,267)	(14,772,109)

Net investment in real estate assets	816,008,317	820,191,516

Cash and cash equivalents	147,001,752	94,215,134
Interest and rent receivable	10,272,697	10,234,436
Straight-line rent receivable	16,679,048	14,855,564
Loans	84,486,130	80,758,273
Other assets of discontinued operations	13,715,297	13,227,885
Other assets	27,612,995	18,177,878

Total Assets	$1,115,776,236	$1,051,660,686

Liabilities and Stockholders’ Equity
Liabilities
Debt	$415,372,109	$480,525,166
Accounts payable and accrued expenses	23,678,440	21,091,374
Deferred revenue	19,584,007	20,839,338
Lease deposits and other obligations to tenants	16,832,033	16,006,813

Total liabilities	475,466,589	538,462,691

Minority interests	78,753	77,552

Stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding -64,901,616 shares at March 31, 2008, and 52,133,307 shares at December 31, 2007	64,902	52,133
Additional paid in capital	670,975,185	540,501,058
Distributions in excess of net income	(30,546,850)	(27,170,405)
Treasury shares	(262,343)	(262,343)

Total stockholders’ equity	640,230,894	513,120,443

Total Liabilities and Stockholders’ Equity	$1,115,776,236	$1,051,660,686

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended
	March 31, 2008	March 31, 2007
	(Unaudited)	(Unaudited)
Revenues
Rent billed	$15,043,408	$8,959,852
Straight-line rent	1,659,784	352,677
Interest and fee income	6,710,041	5,420,923

Total revenues	23,413,233	14,733,452
Expenses
Real estate depreciation and amortization	3,527,595	1,972,905
General and administrative	4,414,136	4,614,119

Total operating expenses	7,941,731	6,587,024

Operating income	15,471,502	8,146,428
Other income (expense)
Interest income	102,678	178,215
Interest expense	(7,119,866)	(5,013,234)

Net other income	(7,017,188)	(4,835,019)

Income from continuing operations	8,454,314	3,311,409
Income from discontinued operations	2,779,468	6,892,543

Net income	$11,233,782	$10,203,952

Per share amounts — basic and diluted:
Income from continuing operations	$0.16	$0.08
Income from discontinued operations	0.05	0.16

Net income per share, basic	$0.21	$0.24

Income from continuing operations	$0.16	$0.08
Income from discontinued operations	.05	0.16

Net income per share, diluted	$0.21	$0.24

Weighted average shares outstanding — basic	52,933,616	42,823,619
Weighted average shares outstanding — diluted	53,045,790	43,070,303

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2008	March 31, 2007
FFO information
Net income	$11,233,782	$10,203,952
Depreciation and amortization
Continuing operations	3,527,595	1,972,905
Discontinued operations	568,209	625,567
Gain from sale real estate	—	(4,061,626)

Funds from operations	15,329,586	$8,740,798

Write-off of straight-line rent	—	1,198,435

Normalized funds from operations	$15,329,586	$9,939,233

Share based compensation	1,872,912	795,247
Deferred financing costs amortization	535,299	470,678
Straight-line rent revenue	(1,659,784)	(1,551,112)

Adjusted normalized funds from operations	$16,078,013	$9,654,046

Per diluted share data:
Net income per share, basic and diluted	$0.21	$0.24
Depreciation and amortization
Continuing operations	0.07	0.05
Discontinued operations	0.01	0.01
Gain from sale real estate	—	(0.10)

Funds from operations	0.29	0.20

Write-off of straight-line rent	—	0.03

Normalized funds from operations	0.29	0.23

Share-based compensation	0.03	0.02
Deferred financing costs amortization	0.01	0.01
Straight-line rent revenue	(0.03)	(0.04)

Adjusted normalized funds from operations	$0.30	$0.22

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to generally accepted accounting principles) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to generally accepted accounting principles) as an indicator of our liquidity.